                                                                    EXHIBIT 4.2




                       FORM OF FACE OF FLOATING RATE NOTE

                           CIGNA CORPORATION
                           MEDIUM-TERM NOTE, SERIES E
                           DUE 9 MONTHS TO 50 YEARS
                           FROM DATE OF ISSUE
REGISTERED                                                            REGISTERED
No. FLR-                                                      [Principal Amount]
                                                                     CUSIP:

[IF THIS IS A GLOBAL NOTE, INSERT -- THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK 10004, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


[IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT -- FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL
ISSUE DISCOUNT ON THIS SECURITY IS ....% OF ITS PRINCIPAL AMOUNT, THE ISSUE
DATE IS .........., 19... AND THE YIELD TO MATURITY IS ....% (, THE METHOD USED
TO DETERMINE THE YIELD IS .... AND THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT
APPLICABLE TO THE SHORT ACCRUAL PERIOD OF ........, 19... TO .........., 19...
IS ....% OF THE PRINCIPAL AMOUNT OF THIS SECURITY)]

 PRINCIPAL AMOUNT:                  BASE RATE:

 ISSUE DATE:                        SPREAD (plus or minus):

 INITIAL INTEREST RATE:             SPREAD MULTIPLIER:


 STATED MATURITY:                   INITIAL REDEMPTION DATE:

 INDEX MATURITY:                    INITIAL REDEMPTION
                                    PERCENTAGE:


 MAXIMUM INTEREST RATE:             ORIGINAL ISSUE DISCOUNT NOTE:


 MINIMUM INTEREST RATE:             ISSUE PRICE:


 INTEREST RESET PERIOD:
                                    If applicable, the following will be
                                    completed solely for the purpose of
 INTEREST PAYMENT DATES:            applying the United States Federal
                                    income tax original issue discount
                                    ("OID") rules:
 INITIAL INTEREST RESET DATE:
                                    TOTAL AMOUNT OF OID:
 INTEREST RESET DATES:
                                    YIELD TO MATURITY:

 CALCULATION AGENT:                 METHOD USED TO DETERMINE
                                    YIELD:
 REDEMPTION PERIODS:
                                    INITIAL ACCRUAL PERIOD OID:
 OPTIONAL REPAYMENT DATES:
                                    OTHER TERMS:
 SPECIFIED CURRENCY:

 INDEX CURRENCY:

 EXCHANGE RATE AGENT:

         CIGNA CORPORATION, a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to
..............................................., or registered assigns, the principal amount set forth above on the Stated Maturity specified above (except to the extent redeemed prior to the Stated Maturity), and to pay interest thereon from the Issue Date specified above or from the most recent Interest Payment Date (or, if the Interest Reset Period specified above is weekly, from the day following the most recent Regular Record Date (as defined herein)) to which interest has been paid or duly provided for, on the Interest Payment Dates in each year specified above and on the Stated Maturity specified above (except to the extent redeemed prior to the Stated Maturity), commencing on the first such Interest Payment Date next succeeding the Issue Date (or, if the Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, on the second such Interest Payment Date next succeeding the Issue Date), at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date and on and after such Initial Interest Reset Date at the rate determined in accordance with the provisions set forth herein, until the principal hereof is paid or made available for payment. This Note will bear interest from the Issue Date specified above or from the most recent Interest Payment Date (or, if the Interest Reset Period specified above is weekly, from the day following the most recent Regular Record Date (as defined herein)) in respect of which interest has been paid or duly provided for, until the principal hereof is paid or made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day prior to such Interest Payment Date (whether or not a Business Day); provided, however, that interest payable at maturity will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Any payment on this Note due on any day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such date, except that if the Base Rate specified above is LIBOR and such next Business Day falls in the next calendar month, the payment may be made on the immediately preceding day that is a Business Day.

         As used herein unless otherwise specified, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which the banking institutions are authorized or required by law or regulation to close in The City of New York and (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars or European Currency Units ("ECUs"), in the principal financial center in the country issuing the Specified Currency, (ii) with respect to Notes denominated in ECUs, Brussels and (iii) with respect to Notes bearing interest calculated by reference to LIBOR, London.

         Except as provided above, unless otherwise specified on the face hereof, interest on Notes will be payable: (i) in the case of Notes with a weekly Interest Reset Date, on the third Wednesday of March, June, September and December specified on the face hereof; (ii) in the case of Notes with a monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified on the face hereof; (iii) in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December specified on the face hereof; (iv) in the case of Notes with a semiannual Interest Reset Date, on the third Wednesday of the two months specified on the face hereof; and (iv) in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified on the face hereof.

         This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this
Note is payable shall be reset as of each Interest Reset Date (as used herein, the term "Interest Reset Date" shall include the Initial Interest Reset Date). The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Issue Date to but excluding the Initial Interest Reset Date will be the Initial Interest Rate and (ii) the interest rate in effect hereon for the 10 calendar days immediately prior to maturity shall be that in effect on the tenth calendar day preceding such maturity. If any Interest Reset Date would otherwise be a day that is not a Market Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Market Day, except that if the Base Rate specified on the face hereof is LIBOR and such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day.

         The Interest Reset Date will be, in the case of Notes (other than Notes whose Base Rate is the Treasury Rate) which reset weekly, the Wednesday of each week; in the case of Notes whose Base Rate is the Treasury Rate which reset weekly, the Tuesday of each week, except as provided below; in the case of Notes which reset monthly, the third Wednesday of each month; in the case of Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Notes which reset semiannually, the third Wednesday of two months of each year, as specified on the face hereof; and in the case of Notes which reset annually, the third Wednesday of one month of each year, as specified on the face hereof.

         The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR and Prime Rate will be the second Market Day preceding such Interest Reset Date. As used herein, "Market Day" means (a) with respect to any Note (other than a Note whose Base Rate is LIBOR), any Business Day in The City of New York and (b) with respect to any Note whose Base Rate is LIBOR, any such Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Market Day following the date of such auction.

         Unless otherwise specified on the face hereof, the "Calculation Date" pertaining to any Interest Determination Date will be the tenth calendar day after such Interest Determination Date or, if any such day is not a Market Day, the next succeeding Market Day.

         Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the Commercial Paper Rate, the Commercial Paper Rate with respect to this Note shall be the Money Market Yield (as defined herein) of the per annum rate (quoted on a bank discount basis) for the relevant

Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper," or if not so published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield of the per annum rate (quoted on a bank discount basis) for the relevant Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations"). If neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis) as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers in commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Interest Reset Date will be the Commercial Paper Rate in effect on such Interest Determination Date.

         "Money Market Yield" shall be the yield (expressed as a percentage) calculated in accordance with the following formula:

      Money Market Yield = 100 x     360 x D
                                 ----------------
                                  360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the Index Maturity specified on the face hereof.

         Determination of Prime Rate. If the Base Rate specified on the face hereof is the Prime Rate, the Prime Rate with respect to this Note shall be the rate set forth in H.15(519) for the relevant Interest Determination Date under the heading "Bank Prime Loan." If such rate is not yet published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest

Determination Date, the Prime Rate for such Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen NYMF Page on such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent. If fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Reset Date will be the Prime Rate in effect on such Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as Page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

         Determination of LIBOR. If the Base Rate specified on the face hereof is LIBOR, LIBOR with respect to this Note shall be determined as follows:

      (i) As of the Interest Determination Date, LIBOR shall be either (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean (rounded to the next higher of one hundred-thousandth of a percentage point) of the offered rates as determined by the Calculation Agent for deposits of not less than U.S. $1,000,000 having the Index Maturity designated on the face hereof, commencing on the second Market Day immediately following such Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face hereof, the offered rate for deposits of not less than U.S. $1,000,000 having the Index Maturity designated on the face hereof, commencing on the second Market Day immediately following such Interest Determination Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related Interest Determination Date shall be determined as if the parties had specified the rate described in clause (ii) below.

       (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of the Index Maturity designated on the face hereof, commencing on the second Market Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount of not less than $1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time (a "Representative Amount"). If at least two such quotations are provided, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date (or such other time specified on the face hereof), by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks, having the Index Maturity designated on the face hereof and commencing on the Interest Reset Date and in a Representative Amount; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR with respect to such Interest Reset Date will be the LIBOR in effect on such Interest Determination Date.

         "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated on the face hereof, the display designated as page "LIBO" on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank offered rates of major banks (or such other page as may replace such display on that service for the purpose of displaying London interbank rates of major banks), or (b) if "LIBOR Telerate" is designated on the face hereof, the display designated as page "British Bankers Assoc. Interest Settlement Rates" on the Telerate system, page 3750. If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified.

         Determination of Treasury Rate. If the Base Rate specified on the face hereof is the Treasury Rate, the Treasury Rate with respect to this Note shall be the rate for the auction held on the relevant Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average

(Investment)," or if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of such auction of Treasury Bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held during such week, then the Treasury Rate shall be the rate set forth in H.15(519) for such Interest Determination Date for the Index Maturity specified on the face hereof under the heading "U.S. Government Securities/Treasury Bills/Secondary Market." In the event such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Treasury Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting bid rates as mentioned in this sentence, the Treasury Rate with respect to such Interest Reset Date will be the Treasury Rate in effect on such Interest Determination Date.

         Determination of CD Rate. If the Base Rate specified on the face hereof is the CD Rate, the CD Rate with respect to this Note shall be the rate on the relevant Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit." If neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the CD Rate on such Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, on such Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified on the face hereof and in a denomination of U.S. $5,000,000; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate with respect to such Interest Reset Date will be the CD Rate in effect on such Interest Determination Date.

         Determination of Federal Funds Rate. If the Base Rate specified on the face hereof is the Federal Funds Rate, the Federal Funds Rate with respect to this Note shall be the rate on the relevant Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the Federal Funds Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates as of 9:00 A.M., New York City time, on such Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Reset Date will be the Federal Funds Rate in effect on such Interest Determination Date.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

         At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

         Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or maturity, as the case may be; provided, however, that if the Interest Reset Period with respect to this Note is weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued to but excluding the day following the next preceding Regular Record Date.
Accrued interest hereon from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such date shall be computed by dividing the interest rate (expressed as a decimal) applicable to such day by 360 if the Base Rate is CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate or LIBOR, as specified on the face hereof, or by the actual number of days in the year if the Base Rate is the Treasury Rate, as specified on the face hereof. All percentages used in or resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent rounded upward). The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

         Payment of the principal of (and premium, if any) and any interest due at maturity on this Note to be made in U.S. dollars will be made upon surrender of this Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York (or at such other place as the Company may determine), provided that the Note is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Payment of any interest on this Note to be made in U.S. dollars other than at maturity will be made, at the option of the Company, by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated in writing no later than the relevant Regular Record Date to the Trustee by such Person.

         [If this Note is denominated in a Specified Currency other than U.S. dollars, insert - Payments of principal of (and premium, if any) and any interest on this Note will be made by wire transfer to an account designated by the

Holder hereof with a bank located in the country issuing the Specified Currency (or, with respect to Notes denominated in ECUs, Brussels) or other jurisdiction, in each case, acceptable to the Company and the Trustee, as shall have been designated in writing by the Holder of such note (i) with respect to payments of interest, on or prior to the fifth Business Day after the relevant Regular Record Date and (ii) with respect to payments of principal (and premium, if any), 10 Business Days prior to maturity, provided that, in the case of payment of principal of (and premium, if any) and any interest due at maturity on this Note, this Note is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. [If this Note is a Global Note, insert -- As used in the preceding sentence, "Business Day" means a day on which the Depository is open for business.] If appropriate wire transfer instructions are not so received, interest payments (other than interest payable at maturity) may be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Security Register.]

         [Payments of interest and principal (and premium, if any) for any Note denominated in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the registered Holder of such Note on the relevant Regular Record Date or at maturity of such Note, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Trustee at its corporate trust office on or prior to the relevant Record Date or on or prior to the date 15 calendar days prior to maturity. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Any such request made for any Note by a registered Holder will remain in effect for any further payments) with respect to such Note payable to such Holder, unless such request is revoked (i) with respect to payments of interest, on or prior to the fifth Business Day after the relevant Regular Record Date and (ii) with respect to payments of principal (and premium, if any), 10 Business Days prior to maturity. [If this Note is a Global Note, insert -- As used in the preceding sentence, "Business Day" means a day on which the Depository is open for business.]

         The U.S. dollar amount to be received by a Holder of a Note denominated in a Specified Currency other than U.S. dollars who elects to receive payment in U.S. dollars will be determined by the Exchange Rate Agent stated on the face hereof (or any successor agent appointed by the Company) based upon the quotation for the relevant Specified Currency appearing at approximately 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date in Reuters Real Time Date Feed (or if such service is not available, such other service furnished from time to time by Reuters or, if Reuters does not furnish such service, Telerate, as the Exchange Rate Agent deems appropriate) bid by one of at least three recognized foreign exchange dealers agreed to by the Company and the Exchange Rate Agent (one of which may be the Exchange Rate Agent) which will yield the largest number of U.S. dollars upon conversion from such Specified Currency. If three such bid quotations are not available on the second Business Day preceding the date of payment of principal (and premium, if any) or interest for any such Note, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Note will be borne by the holder thereof by deductions from such payment.]

         Except as set forth below, if the principal of (and premium, if any) or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payments in U.S. dollars on the basis of the Exchange Rate (as defined herein) on the date of such payment or, if the Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

         If payment in respect of this Note is required to be made in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or are no longer used in the European Monetary System, then all payments in respect of this Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

         The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Company or the Exchange Rate Agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the

Company or such agent on the basis of the most recently available Exchange Rates for such Components.

         If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the appropriate amounts of the consolidated component currencies expressed in such single currency. If any Component is divided into two or more currencies, the amount of the original component currency shall be replaced by the appropriate amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.

         All determinations referred to above made by the Company or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and binding on the Holder of this Note.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                       CIGNA CORPORATION

                                                  By............................

Attest:

...................


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

                                                         ......................,
                                                                      As Trustee
                                                                      ----------


                                                         By.....................
                                                              Authorized Officer
                                                              ------------------

                    [FORM OF REVERSE OF FLOATING RATE NOTE]

         This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one series under an Indenture, dated as of January 1, 1994 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Marine Midland Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemented thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $800,000,000 or its equivalent in one or more currencies or composite currencies.

         [If applicable, insert -- The Notes are subject to redemption upon not more than 60 nor less than 30 days' notice by mail, [if applicable, insert --
(1) on ........... in any year commencing with the year ...... and ending with the year ...... through operation of the sinking fund at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert -- on or after .........., 19..], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert -- on or before
..............., ...%, and if redeemed] during the 12-month period beginning
............. of the years indicated,



                       Redemption                                    Redemption
 Year                      Price                 Year                  Price
 ----                  -------------             ----                ----------






and thereafter at a Redemption Price equal to .....% of the principal amount, together in the case of any such redemption [if applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest instalments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

         [If applicable, insert -- The Notes are subject to redemption upon not more than 60 nor less than 30 days' notice by mail, (1) on ............ in any year commencing with the year .... and ending with the year .... through operation of the sinking fund at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert -- on or after ............], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning ............ of the years indicated,


                                                          Redemption Price
                      Redemption Price                      For Redemption
                       For Redemption                   Otherwise Than Through
                     Through Operation                        Operation
 Year               of the Sinking Fund                 of the Sinking Fund
 ----               -------------------                 -------------------






and thereafter at a Redemption Price equal to .....% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest instalments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

         [If applicable, insert -- Notwithstanding the foregoing, the Company may not, prior to ............., redeem any Notes as contemplated by [if applicable, insert -- Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company

(calculated in accordance with generally accepted financial practice) of less than .....% per annum.]

         [If applicable, insert -- The sinking fund for the Notes provides for the redemption on ............ in each year beginning with the year ....... and to and including the year ...... of [if applicable, insert -- not less than
$.......... ("mandatory sinking fund") and not more than] $......... aggregate principal amount of Notes. Notes acquired or redeemed by the Company otherwise than through [if applicable, insert -- mandatory] sinking fund payments may be credited against subsequent [if applicable, insert -- mandatory] sinking fund payments otherwise required to be made [if applicable, insert -- , in the inverse order in which they become due].]

         [If the Note is subject to redemption, insert -- In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Note and (b) certain restrictive covenants and certain Events of Default, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

         [If the Note is not an Original Issue Discount Note, insert -- If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.]

         [If the Note is an Original Issue Discount Note, insert -- If an Event of Default with respect to the Notes shall occur and be continuing, an amount of principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Issue Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration). Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Notes shall terminate.]

         [If the Note is a Global Note, insert -- This Note is a Global Note and shall be exchangeable for Notes registered in the names of Persons other than the Depository with respect to this Global Note or its nominee only if (x) such Depository notifies the Company that it is unwilling or unable to continue as Depository for this Global Note or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (y) the Company executes and delivers to the Trustee a Company Order that this Global Note shall be exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Notes. If this Global Note is exchangeable pursuant to the preceding sentence it shall be exchangeable for Notes issuable in denominations of $1,000 and any integral multiple thereof, registered in such names as such Depository shall direct.]

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes at the time Outstanding, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice to the Trustee of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the right of the Holder of this Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) (and subject to the provisions regarding Defaulted Interest in the Indenture) any interest on this Note on the Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date).

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and any interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         This Note, and any Note or Notes of this series issued upon transfer or exchange hereof, is issuable only in registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise specified on the face hereof, are issuable only in denominations of U.S. $100,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, the authorized denominations will be the amount of the Specified Currency for such Note equivalent, at the noon buying rate in The City of New York for cable transfers for such Specified Currency (the "Exchange Rate") on the first Business Day in The City of New York and the country issuing such currency (or, in the case of ECUs, Brussels) next preceding the date on which the Company accepts the offer to purchase such
Note, to U.S. $....... (rounded down to an integral multiple of ...... units of such Specified Currency) and any greater amount that is an integral multiple of
...... units of such Specified Currency. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for other Notes of a like aggregate principal amount and of like tenor but of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                 ABBREVIATIONS


      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM-as tenants in common
   TEN ENT-as tenants by the entireties
   JT TEN-as joint tenants with right of survivorship and not as tenants in common

   UNIF GIFT MIN ACT-.......Custodian............
                      (Cust)             (Minor)

   Under Uniform Gifts to Minors Act...............
                                         (State)

      Additional abbreviations may also be used though not in the above list.

                              -------------------

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Company, with full power of substitution in the premises.


Dated:__________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.